Exhibit No. 99.1

Regis Corporation Successfully Renegotiates Debt
Announces Credit Agreement Amendment and Extension

MINNEAPOLIS, August 15, 2022 – Regis Corporation (NYSE: RGS), a leader in the haircare industry, announced today that it successfully amended its credit facility and extended the maturity date from March 23, 2023 to August 31, 2025. Under the amendment, the revolving credit facility was converted to a $180 million term loan and $55 million revolving credit facility with the minimum liquidity covenant reduced to $10 million from $75 million. The amended credit agreement includes typical provisions and financial covenants, including minimum EBITDA, leverage and fixed-charge coverage ratio covenants, the latter two of which are not tested until December 31, 2023.

“We are pleased with the outcome of our debt refinancing efforts. The terms of the amended credit agreement provide us with adequate runway and liquidity to invest in the strategic priorities that we believe will lead us to improved revenue and profitability,” said Kersten Zupfer, Regis Corporation’s Executive Vice President and Chief Financial Officer.

“As we have mentioned previously, refinancing our credit facility was a top priority and I’m very pleased with the outcome. To be able to extend our maturity and provide Regis with sufficient liquidity at this time is a major step forward. This amendment, combined with the sale of our salon management system to Zenoti, clears the path for us to fully focus on our core business. This also further demonstrates this leadership team not only prioritizes, but also executes in a timely manner,” said Matt Doctor, Regis President and Chief Executive Officer. “Now that we have the credit agreement completed, I look forward to sharing more detailed thoughts on our business strategy later this month during our quarterly earnings call,” added Doctor.

Weil, Gotshal & Manges LLP served as legal counsel and Jefferies LLC served as financial advisor to Regis Corporation.

About Regis Corporation
Regis Corporation (NYSE:RGS) is leader in the beauty salon industry. As of March 31, 2022, the Company franchised, owned or held ownership interests in 5,697 worldwide locations. Regis' franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, please visit the Investor Information section of the corporate website at www.regiscorp.com.

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” “intend” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include our ability to regain compliance with the NYSE listing requirements, future compliance with such requirements, potential future application of suspension and delisting procedures and future quotation of our common stock, and other potential factors that could affect future financial and operating results as set forth under Item 1A of our Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com

About Regis Corporation

Regis Corporation (NYSE:RGS) is leader in the beauty salon industry. As of March 31, 2022, the Company franchised, owned or held ownership interests in 5,697 worldwide locations. Regis' franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. Regis maintains an ownership interest in Empire Education Group in the U.S. For additional information about the Company, please visit the Investor Information section of the corporate website at www.regiscorp.com.

This press release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management's best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” “intend” and “plan.” In addition, the following factors could affect the Company's actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include our ability to regain compliance with the NYSE listing requirements, future compliance with such requirements, potential future application of suspension and delisting procedures and future quotation of our common stock, and other potential factors that could affect future financial and operating results as set forth under Item 1A of our Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

CONTACT: REGIS CORPORATION:
Kersten Zupfer
investorrelations@regiscorp.com